EXHIBIT 23.1

Consent of Independent Public Accounting Firm

The Board of Directors

BMC Capital, Inc.

Austin, Texas

We consent to the reference to our Independent Auditors’ Report dated June 22, 2016, on our audit of the financial statements of BMC Capital, Inc. as of December 31, 2015 and 2014 and for the years then ended, to be incorporated by reference in the Form S-1/A to be filed with the Commission on or about January 11, 2017.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

January 11, 2017